Exhibit 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS ORANGE COUNTY PHOENIX SAN DIEGO SILICON VALLEY WASHINGTON DC

August 29, 2025

Aethlon Medical, Inc.

11555 Sorrento Valley Road

Suite 203

San Diego, Ca 92121

Re: Registration Statement on Form S-1 (File No. 333-289745)

Ladies and Gentlemen:

We have acted as special counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-289745) (as amended, the “Registration Statement”) relating to the registration by the Company of securities of the Company, consisting of (i) up to 4,566,210 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) pre-funded warrants to purchase up to 4,566,210 shares of Common Stock (the “Pre-Funded Warrants”), (iii) common warrants to purchase up to 4,566,210 shares of Common Stock (the “Common Warrants”), (v) placement agent warrants to purchase up to 182,648 shares of Common Stock (the “Placement Agent Warrants” and together with the Prefunded Warrants and the Common Warrants, the “Warrants”), (vi) up to 9,315,068 shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”, together with the Warrants and the Shares, the “Primary Securities”), and (vii) 1,550,000 shares of Common Stock being offered by the selling stockholders underlying the inducement warrants as described in the Registration Statement (the “Selling Stockholder Securities”). Primary Securities and Selling Stockholder Securities, collectively the “Securities.”

The Primary Securities are to be sold by the Company pursuant to a Securities Purchase Agreement, to be entered into by between the Company and the purchasers of the Primary Securities named therein, a Placement Agency Agreement (the “Agency Agreement”), to be entered into by and between the Company and Maxim Group, LLC (“Placement Agent”), and a Warrant Agency Agreement (the “Warrant Agency Agreement”), to be entered into by and between the Company and Computershare, Inc. and Computershare Company, N.A (“Computershare”), pursuant to which the Company will engage Computershare to serve as an agent and an administrator of the Common Warrants, in the forms most recently filed as Exhibit 10.17, Exhibit 1.1, and Exhibit 4.13, respectively, to the Registration Statement.

The terms “Shares,” “Pre-Funded Warrants,” “Common Warrants,” “Placement Agent Warrants” and “Warrant Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the sale of the Shares, Pre-Funded Warrants, Common Warrants, Placement Agent Warrants, and the Warrant Shares.

Aethlon Medical, Inc.

August 29 2025

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto, will have become effective and the Securities will be sold in the manner described in the Registration Statement and the Prospectus relating thereto.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With the Company’s consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are true and complete in all material respects.

We have further assumed that the Securities will be issued and sold in the manner stated in the Registration Statement and in compliance with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

The opinions expressed herein are limited to (i) the Nevada Revised Statutes and (ii) those Federal securities laws, rules, and regulations of the United States of America, which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Nevada, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Various issues concerning the laws of the State of New York, including with respect to the sale and issuance of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants, are addressed in the opinion of Carter Ledyard & Milburn LLP, separately provided to the Company. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with the Company’s consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and when the Shares have been duly issued, sold and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Securities Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes.

2.	The issuance and sale of the Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly issued and delivered by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants and the Warrant Agency Agreement, and in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes.

3.	The Selling Stockholder Securities have been duly authorized by all necessary corporate action of the Company and when the common shares underlying the Selling Stockholder Securities have been duly issued and delivered, such shares of common stock will be validly issued, fully paid and non-assessable

This opinion is for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the Company’s filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP